Exhibit 5.2

Our ref: SML/O0124/4

July 1, 2020

OneSpaWorld Holdings Limited,

C/o Harry B. Sands, Lobosky Management Co. Ltd.,

Office Number 2, Pineapple Business Park,

Airport Industrial Park,

Nassau, New Providence,

Bahamas

Re: Form S-3 Registration Statement

Dear Sirs:

We have acted as Bahamian counsel to OneSpaWorld Holdings Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) on or about this date under the Securities Act of 1933, as amended (the “Act”), for the registration of (a) a primary offering of: (i) an indeterminate number of common shares up to a proposed aggregate offering price of $200,000,000 (the “Common Shares”) and (ii) 29,498,899 Common Shares issuable upon the exercise of outstanding warrants (the “Warrant Shares”), and (b) a secondary offering of: (i) 47,308,685 Common Shares (the “Selling Shareholder Shares”) and (ii) 9,944,630 warrants (the “Warrants”), each to be resold from time to time by the selling shareholders.

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including the current Memorandum and Articles of the Association of the Company.

Based on the foregoing, we are of the opinion as follows:

1.	The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas;

COUNSEL & ATTORNEYS-AT-LAW

Magna Carta Court, 18 Parliament Street, P.O. Box N-624, Nassau, Bahamas

Tel: 1.242.322.2670 Email: office@hbslaw.com Web: hbslaw.com

OneSpaWorld Holdings Limited,

C/o Harry B. Sands, Lobosky Management Co. Ltd.,

Office Number 2, Pineapple Business Park,

Airport Industrial Park,

Nassau, New Providence,

Bahamas

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2.	The Common Shares have been duly authorized, and when issued, will be validly issued, fully paid and non-assessable;

3.	The Warrant Shares have been duly authorized, and when issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable; and

4.	The Selling Shareholder Shares have been duly authorized validly issued, are fully paid and non-assessable.

This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,

HARRY B. SANDS, LOBOSKY & CO.

COUNSEL & ATTORNEYS-AT-LAW

Magna Carta Court, 18 Parliament Street, P.O. Box N-624, Nassau, Bahamas

Tel: 1.242.322.2670 Email: office@hbslaw.com Web: hbslaw.com